Exhibit 99.1

BankUnited, Inc.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BankUnited, Inc. (“BankUnited”, “BKU” or the “Company”) with respect to, among other things, future events and financial performance. BankUnited generally identifies forward-looking statements by terminology such as “outlook”, “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the historical performance of the Company or the Company’s current plans, estimates and expectations of BankUnited. The inclusion of any forward-looking information regarding BankUnited should not be regarded as a representation that future plans, estimates or expectations contemplated herein will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BKU’s operations, financial results, financial condition, business prospects, growth, strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. BankUnited does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements including, but not limited to, the risk factors described in the most recent Annual Report on Form 10-K of BKU, and in the Quarterly Reports on Form 10-Q of BKU, filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website (www.sec.gov). Forward-Looking Statements

The BankUnited Look 3

The South Florida Market is Showing Signs of Recovery 4 From the Headlines Bright days ahead for South Florida economy Miami Herald August 2013 Multi-Family leads way as commercial realty demand rises Miami Today May 2013 Wages rise 2.2% in South Florida, higher than national average Sun-Sentinel August 2013 Seven years after a peak, South Florida home prices climbing back Miami Herald July 2013

South Florida is Building Again 5

Unemployment Rate Lower than National Average in Both of our Major Markets 6 Florida 7.1% New York 7.5% National 7.6% Source: Bureau of Labor Statistics. Data as of June 30, 2013.

Dynamic Growth Story – Fueled by Organic Growth The BankUnited Value Proposition 7 Strong Performance and Capital Position Management Team with Strong Track Record Strong Regulatory Relations Positioned to Grow in Attractive Markets Continued Disciplined Evaluation of M&A Opportunities 7

Overview of BankUnited Company Snapshot as of June 30, 2013 $13.2 billion of assets $6.8 billion of loans New loans grew by $1.1 billion for the quarter ended June 30, 2013 $9.0 billion of total deposits $54.0 million, or $0.52 per diluted common share of net income for the quarter ended June 30, 2013 Florida footprint: 98 branches in 15 counties New York entry: 4 banking centers (3 in Manhattan, 1 in Long Island) Completed first full quarter of lending operations in New York 8 FLORIDA Tampa Hollywood Fort Lauderdale Miami West Palm Beach Boca Raton Naples Fort Myers Clearwater St. Petersburg Sarasota Orlando Port St. Lucie Lakeland CT NJ NY New York Melville

Franchise Dramatically Enhanced 9 Old Face Transformed into the New Face of the Franchise

Transformed Loan Portfolio(1) $ in millions 10 Non-covered Loans Covered Loans, OREO & FDIC Asset Of Total Loans (%) UPB of Covered Loans and OREO ($bn) $538 $1,714 $3,707 $5,160 13.7% 41.4% 66.5% 75.8% $7.8 $6.0 $4.6 $4.0 $3,042 $3,398 $4,596 $6,270 Loan balances reported net of premiums, discounts, deferred fees and costs. 9x Growth 2013YTD Non-Covered Loan Growth of $1.5 Billion Offset by $356 Million Attrition of Legacy Asset

Geographically Diverse Non-Covered Loan Portfolio(1) $ in millions 11 $5,160 $4,087 $3,707 $3,258 Loan balances reported net of premiums, discounts, deferred fees and costs. National includes loans in our lending subsidiaries, purchased residential loans and indirect auto loans. (2) $2,897 $2,395 $1,714 $1,271 $895 $593 $538

Transformed Deposit Base $ in millions 12 Money Market / Savings Time Deposits Non-Interest Bearing Interest Checking Cost of deposits as of period end date. Excludes cost of interest rate swap against CD portfolio. Cost of Dep (1) 2.18% 1.39% 0.90% 0.66% 0.58% $7,164 $7,365 $8,538 $7,667 $9,031 Dec 2009 Dec 2010 Dec 2011 Dec 2012 Jun 2013

Fortress Balance Sheet 13 De Minimis Non-Covered NPA’s Safe Balance Sheet Financial data as of June 30, 2013, or most recent available. Source: SNL Financial. Peers data reflect median values for publicly traded U.S. banks and thrifts with assets between $10-25 billion and $1-5 billion in market capitalization. NPA ratio calculated as non-covered NPAs as a percentage of total assets. Non-covered portfolio built on strong credit culture NPA ratio well below peers(2) (1) 56% covered assets, FDIC asset, cash and securities

Strong Performance Relative to Peers Return on Avg Assets Return on Avg Equity Net Interest Margin Tier 1 Leverage (1) (1) (1) (1) Financial data as of and for the quarter ended June 30, 2013. Source: SNL Financial. Peers data reflect median values for publicly traded U.S. banks and thrifts with assets between $10-25 billion and $1-5 billion in market capitalization. 14 0.9% 1.7% Peers BKU 8.7% 11.6% Peers BKU 3.4% 6.1% Peers BKU 9.1% 13.7% Peers BKU

The BankUnited Value Proposition 15 15 Dynamic Growth Story – Fueled by Organic Growth Strong Performance and Capital Position Management Team with Strong Track Record Strong Regulatory Relations Positioned to Grow in Attractive Markets Continued Disciplined Evaluation of M&A Opportunities

BankUnited, Inc.